Calculation of Filing Fee Tables
S-8
Keros Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2020 Equity Incentive Plan, Common Stock, $0.0001 par value per share	Other	781,748	$ 13.60	$ 10,631,772.80	0.0001381	$ 1,468.25
2	Equity	2020 Employee Stock Purchase Plan, Common Stock, $0.0001 par value per share	Other	195,437	$ 11.56	$ 2,259,251.72	0.0001381	$ 312.00
Total Offering Amounts:						$ 12,891,024.52		$ 1,780.25
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,780.25
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of the Registrant's common stock, par value $0.0001 per share (the "Common Stock") of Keros Therapeutics, Inc. (the "Registrant"), that become issuable under the Registrant's 2020 Equity Incentive Plan (the "2020 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the Registrant's outstanding shares of Common Stock. Represents shares of the Common Stock that were automatically added to the shares authorized for issuance under the 2020 Plan on January 1, 2026 pursuant to an "evergreen" provision contained in the 2020 Plan. Pursuant to such evergreen provision, on January 1st of each year commencing in 2021 and ending on (and including) January 1, 2030, the number of shares authorized for issuance under the 2020 Plan is automatically increased by a number equal to four percent (4.0%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Registrant's Board of Directors may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the price of $13.60 per share, which was the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 3, 2026.

[2]	Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of the Common Stock that become issuable under the Registrant's 2020 Employee Stock Purchase Plan (the "2020 ESPP") by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the Registrant's outstanding shares of Common Stock. Represents shares of the Common Stock that were automatically added to the shares authorized for issuance under the 2020 ESPP on January 1, 2026 pursuant to an "evergreen" provision contained in the 2020 ESPP. Pursuant to such provision, on January 1st of each year commencing in 2021 and ending on (and including) January 1, 2030, the number of shares authorized for issuance under the 2020 ESPP is automatically increased by a number equal to the lesser of (i) one percent (1.0%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year, and (ii) four hundred fifty-five thousand eight hundred fifty-two (455,852) shares of Common Stock. Notwithstanding the foregoing, the Registrant's Board of Directors may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of common stock than would otherwise occur pursuant to the preceding sentence. Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the price of $11.56 per share, which was the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on March 3, 2026 (rounded up to the nearest cent), multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2020 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A